                                                                   EXHIBIT 10.15

                                VOTING AGREEMENT

         VOTING AGREEMENT, dated as of December 3, 1998 (this "Agreement"), among Robert Hausman, Lester Gann, Ronald Wilhelm, Stephen Rosedale, Yucatan Holdings, Connie Steinmetz, Strategic Capital Holdings, Inc. and Arizona Development Corporation (collectively, the "Shareholders").

         WHEREAS, Coventry Industries Corp., a Florida corporation ("Coventry"), BSD Healthcare Industries, Inc. ("BSD"), People First Staffing, LLC ("PF") and the shareholders and members of BSD and PF have entered into an Exchange Agreement dated as of September 29, 1998 (the "Exchange Agreement") pursuant to which 80.1% of the outstanding equity of BSD and PF will be exchanged for 80.1% of the outstanding common stock of Coventry (the "Exchange"); and

         WHEREAS, as of the date hereof, the Shareholders are the beneficial owners of 3,777,961 shares of Coventry's common stock, par value $.001 per share ("Coventry Common Stock") and each Shareholder owns of record and beneficially the number of shares of Coventry Common Stock set forth on Schedule A hereto;

         WHEREAS, approval of the Exchange Agreement and the issuance of in excess of 19.9% of Coventry Common Stock by Coventry's Shareholders at a Shareholders meeting (the "Shareholder Meeting") is a condition to the consummation of the Exchange;

         WHEREAS, certain Shareholders of Coventry have requested that the Shareholders enter into this Agreement and such Shareholders have agreed to enter into this Agreement to vote in favor of the Exchange and certain other events;

         WHEREAS, in order to effectuate the Exchange, the Shareholders have agreed, among other things, to enter into this Agreement with respect to all of the shares of Coventry Common Stock now owned and which may hereafter be acquired by the Shareholders (the "Shares").

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:


                                    ARTICLE I

                                VOTING OF SHARES
                                ----------------

SECTION 1.01. Voting Agreement. (a) During the term of this Agreement, the Shareholders agree to attend the Shareholder Meeting or any other shareholder meeting in person or by proxy, and to vote (or cause to be voted) all Shares, and any other voting securities of Coventry, whether issued heretofore or hereafter, that the Shareholder beneficially owns or has the right to vote for approval and adoption of the Exchange Agreement (as amended from time to time), the Exchange, the other transactions contemplated by the Exchange Agreement and any other transactions or items recommended by Coventry's Board of Directors, with such agreement to vote to apply also to any adjournment of the Shareholder Meeting.

         (b) Except as provided in this Agreement and during the term of this Agreement, the Shareholders shall not, directly or indirectly, grant any proxy or power of attorney with respect to the Shares, deposit any of such Shares into a voting trust or enter into any voting agreement or arrangement inconsistent with this Agreement.

         (c) During the term of this Agreement, each Shareholder agrees that, without the prior written consent of Coventry, such Shareholder shall not, directly or indirectly, sell, offer to sell, grant any option for the sale of, pledge, assign, hypothecate, tender or otherwise transfer or dispose of, or enter into any agreement to do any of the foregoing with respect to, any Shares or any other voting securities of Coventry that the Shareholder beneficially owns except to a purchaser who agrees in writing prior to such acquisition to be bound by the terms of this Agreement with respect to the Shares being acquired by such purchaser.

         (d) During the term of this Agreement, each Shareholder agrees to vote (or cause to be voted) all Shares, and any other voting securities of the Company, whether issued heretofore or hereafter, that he beneficially owns or has the right to vote against any action or agreement that could result in a material breach of any covenant, representation or warranty or any other obligation or agreement of Coventry, BSD or PF under the Exchange Agreement or that could result in any of the conditions to the obligations of Coventry, BSD or PF under the Exchange Agreement not being fulfilled.


         SECTION 1.02. Irrevocable Proxy. Each Shareholder hereby irrevocably appoints Ronald Wilheim, until termination of this Agreement, as the Shareholder's attorney and proxy pursuant to the provisions of Section 607.0731 of the Florida Business Corporation Act, with full power of substitution, to vote, and otherwise act (by written consent or otherwise) with respect to the Shares which the Shareholder is entitled to vote at any shareholder meeting (whether annual or special and whether or not an adjourned or postponed meeting) or consent in lieu of any such meeting or otherwise, only on the specific matters and in the manner specified in Section 1.01 hereof. THIS PROXY AND POWER OF ATTORNEY IS IRREVOCABLE AND COUPLED WITH AN INTEREST. Each Shareholder hereby revokes all other proxies and powers of attorney with respect to the Shares which the Shareholder may have heretofore appointed or granted, and no subsequent proxy or power of attorney shall be given or written consent executed (and if given or executed, shall not be effective) by the Shareholder with respect thereto.


                                   ARTICLE II

                 REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS
                 ----------------------------------------------

         Each Shareholder hereby represents and warrants to Coventry and the other Shareholders as follows:


         SECTION 2.01. Authority Relative to This Agreement. This Agreement has been duly and validly executed and delivered by the Shareholder and, assuming the due authorization, execution and delivery by Coventry, constitutes a legal, valid and binding obligation of the Shareholder, enforceable against the Shareholder in accordance with its terms, except to the extent that its enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors' rights generally or by general equitable principles.

         SECTION 2.02. No Conflict. (a) The execution and delivery of this Agreement by the Shareholder does not, and the performance of this Agreement by the Shareholder shall not, (i) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the Shareholder or by which the Shareholder is bound, or (ii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the Shares pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Shareholder is party or by which the Shareholder is bound or affected, except, in the case of the foregoing, for any such conflicts, violations, breaches, defaults or other occurrences which would not prevent or materially delay the performance by Shareholder of its obligations under this Agreement.


         (b) The execution and delivery of this Agreement by the Shareholder does not, and the performance of this Agreement by the Shareholder shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any domestic governmental or regulatory authority, except for applicable requirements, if any, of the Securities Exchange Act of 1934, as amended.

         SECTION 2.03. Title to the Shares. The Shareholder hereby represents that (a) as of the date hereof, the Shareholder is either the record owner or the beneficial owner of the number of shares of Coventry Common Stock set forth on Exhibit A hereto, and (b) except as provided by this Agreement as of the date hereof and at any Shareholder Meeting held during the term of this Agreement, the Shareholder has, and shall have, the ability to vote all of the Shares in accordance with Section 1.01 of this Agreement. Except as provided in this Agreement, the Shareholder has not appointed or granted any proxy, which appointment or grant is still effective, with respect to the Shares.


                                   ARTICLE III

                                  MISCELLANEOUS
                                  -------------

         SECTION 3.01. Termination. This Agreement shall terminate upon the earlier of (a) the termination of the Exchange Agreement or (b) the consummation of the Exchange, in each case in accordance with the terms and conditions of the Exchange Agreement.


         SECTION 3.02. Enforcement of Agreement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction to prevent any breach of this Agreement and to enforce specifically the terms and provisions hereof in any Florida court, this being in addition to any other remedy to which they are entitled at law or in equity.


         SECTION 3.03. Successors and Affiliates.This Agreement shall inure to the benefit and shall be binding upon the parties hereto and their respective successors, assigns, heirs, executors, administrators and representatives. If any person shall acquire additional Shares from a Shareholder in any manner, whether by operation of law or otherwise, such Shares shall be held subject to all of the terms of this Agreement, and by taking and holding such Shares, such person shall be conclusively deemed to have agreed to be bound by and to comply with all of the terms and provisions of this Agreement. Without limiting the foregoing, each Shareholder specifically agrees that its obligations hereunder shall not be terminated by operation of law.


         SECTION 3.04. Entire Agreement.This Agreement constitutes the entire agreement among the Shareholders with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among the Shareholders with respect to the subject matter hereof.

         SECTION 3.05. Amendment. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

         SECTION 3.06. Waivers. Except as provided in this Agreement, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

         SECTION 3.07. Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

         SECTION 3.08. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Florida regardless of the laws that might otherwise govern under applicable principles of conflicts of law.

         SECTION 3.09. Counterparts. This Agreement may be executed in counterparts by manual or facsimile signature of each undersigned party, and all such counterparts shall be deemed to constitute one and the same instrument.

         SECTION 3.10. Notices. All notices, requests, claims, demands or other communications under this Agreement shall be in writing and shall be deemed to have been effectively given when delivered personally, when dispatched by electronic facsimile transmission (with receipt thereof electronically confirmed) or one day after having been sent by overnight courier to the parties at the addresses set forth on the signature pages hereto (or such other address for a party as shall be specified by like notice).

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the date hereof.


         ROBERT HAUSMAN                     STEPHEN ROSEDALE


         ---------------------------        ------------------------------
         Address                            Address::


         LESTER GANN                        YUCATAN HOLDINGS



                                            By:
         ---------------------------           ---------------------------
         Address:                           Name:
                                            Address:


         RONALD WILHELM                     CONNIE STEINMETZ



         ---------------------------        ------------------------------
         Address:                           Address:


         STRATEGIC CAPITAL                  ARIZONA DEVELOPMENT CORP.
         HOLDINGS, INC.



         By:                                By:
            ------------------------           ---------------------------
         Name                               Name:
         Address:                           Address:

                                   SCHEDULE A
                                   ----------


Name                                      Number of Shares
----                                      ----------------

Robert Hausman                            718,380

Lester Gann                               728,581

Ronald Wilhelm                            189,200

Stephen Rosedale                          756,800

Yucatan Holdings                          250,000

Connie Steinmetz                          145,000

Strategic Capital Holdings, Inc.          250,000

Arizona Development Corp.                 120,000